Exhibit 23

Exhibit 23 – Consent of Independent

Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32522) pertaining to the United Bankshares, Inc. Savings and Stock Investment Plan of our report dated June 15, 2026, with respect to the financial statements and schedule of the United Bankshares, Inc. Savings and Stock Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Charleston, West Virginia

June 15, 2026